EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Marilynn Meek
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3773

ASHFORD REPORTS THIRD QUARTER 2016 RESULTS
Assets Under Management Over $6 Billion at Quarter End

DALLAS, November 3, 2016 -- Ashford (NYSE MKT: AINC) (the “Company”) today reported the following results and performance measures for the third quarter ended September 30, 2016. For the third quarter, the Company has consolidated the financial position and operating results of the private investment funds managed by Ashford Investment Management. The financial impact from this consolidation is adjusted out of the Company’s financials through the noncontrolling interests in consolidated entities line items on the Company’s income statement and balance sheet. Unless otherwise stated, all reported results compare the third quarter ended September 30, 2016, with the third quarter ended September 30, 2015 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

STRATEGIC OVERVIEW

•	High-growth, fee-based, low-capex business model

•	Diversified platform of multiple fee generators

•	Seeks to grow in three primary areas:

◦	Expanding the existing platforms accretively and accelerating performance to earn incentive fees

◦	Starting new platforms for additional base and incentive fees

◦	Investing in businesses that can achieve accelerated growth through doing business with our existing platforms.

•	Highly-aligned management team with superior long-term track record

•	Leader in asset and investment management for the real estate & hospitality sectors

FINANCIAL AND OPERATING HIGHLIGHTS

•	Net loss attributable to the Company for the third quarter of 2016 totaled $0.3 million, or $0.49 per diluted share

•	Total revenue for the third quarter of 2016 was $16.5 million

•	Adjusted EBITDA for the third quarter was $3.2 million

•	Adjusted net income for the third quarter was $2.7 million, or $1.17 per diluted share

•	At the end of the third quarter 2016, the Company had approximately $6.1 billion of assets under management

•	As of September 30, 2016, the Company had corporate cash of $26.3 million

UPDATE ON PROPOSED COMBINATION WITH REMINGTON
As announced previously, the Company’s stockholders approved Ashford Inc.’s combination with Remington Holdings LLP at a special meeting held on April 12, 2016. Currently, the Company is still waiting on a private letter ruling from the U.S. Internal Revenue Service.

Remington is a premier hotel property and project management company with over 40 years of experience in the lodging industry and a proven track record of outperforming other hotel property managers. It currently operates 91 hotels in 28 states with almost 18,000 hotel rooms and employs approximately 8,000 associates. Current brand operations include: Marriott, Renaissance, Residence Inn, Courtyard, Fairfield Inn, SpringHill Suites, Sheraton, Westin, Crowne Plaza, Hilton, Embassy Suites, Hyatt, Hampton Inn, Hilton Garden Inn, and Homewood Suites. In addition to branded hotels, Remington also operates several independent hotels and The Gallery™, Remington's collection of independent luxury resort hotels.

INVESTMENT IN OPENKEY
As previously announced, the Company has made an investment in OpenKey. OpenKey is the universal, industry-standard smartphone App for keyless entry in hotel guestrooms. By creating an open platform solution, OpenKey seeks to make mobile key technology more accessible and convenient, streamlining the process for hotel owners and guests. OpenKey’s powerful software has a secure interface with lock companies that represent a majority of the installed guestroom locks globally. The Company has already installed OpenKey at some of the hotels owned by its managed REITs and anticipates additional hotels coming online soon. OpenKey has made significant traction in non-Ashford hotels as well and is growing its hotel subscriber base. OpenKey contracted 409 rooms, 674 rooms, and 4,328 rooms in the first, second, and third quarters, respectively.

FINANCIAL RESULTS
Net loss attributable to the Company for the third quarter of 2016 totaled $0.3 million, or $0.14 per share, compared with net income of $0.05 million, or $0.03 per share, for the third quarter of 2015.

For the third quarter ended September 30, 2016, advisory services revenue totaled $16.4 million, including $12.0 million from Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Trust”) and $4.4 million from Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Prime”).

Adjusted EBITDA for the third quarter of 2016 was $3.2 million, compared with $4.0 million for the third quarter of 2015.

Adjusted net income for the third quarter of 2016 was $2.7 million, or $1.17 per diluted share, compared with $3.0 million, or $1.34 per diluted share, for the third quarter of 2015.

CAPITAL STRUCTURE
At the end of the third quarter 2016, the Company had approximately $6.1 billion of assets under management from its managed companies and corporate cash of $26.3 million. The Company has no debt, no preferred equity, and a current fully diluted equity market capitalization of approximately $100 million.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS

•	In the third quarter, Trust completed its public offering of 4,800,000 shares of 7.375% Series F Cumulative Preferred Stock at $25.00 per share.

•	In the third quarter, Trust completed the redemption of all of its issued and outstanding shares of 9.00% Series E Cumulative Preferred Stock.

•	In the third quarter, Trust completed the sale of the 124-room Hampton Inn & Suites in Gainesville, FL for approximately $27 million in cash ($218,000 per key).

•	Subsequent to quarter end, Trust closed on the sale of the 162-room SpringHill Suites Gaithersburg in Gaithersburg, MD for approximately $13.2 million ($81,000 per key).

•	Subsequent to quarter end, Trust closed on the sale of the two-hotel portfolio comprised of the 151-room

Courtyard Palm Desert and the 130-room Residence Inn Palm Desert for $36 million ($128,000 per key).

•	Subsequent to quarter end, Trust refinanced four mortgage loans with existing outstanding balances totaling approximately $415 million with a new loan totaling $450 million.

•	Subsequent to quarter end, Trust priced an underwritten public offering of 6,200,000 shares of 7.375% Series G Cumulative Preferred Stock at $25.00 per share.

ASHFORD PRIME HIGHLIGHTS

•	In the third quarter, Prime completed the sale of the 250-room Courtyard Seattle Downtown/Lake Union for $84.5 million in cash ($338,000 per key).

Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer commented, “We are committed to maximizing value for our shareholders by pursuing our strategy to opportunistically grow our business by accretively expanding our existing REIT platforms, adding additional investment platforms and investing in other hospitality-related businesses.”

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Friday, November 4, 2016, at 12:00 p.m. ET. The number to call for this interactive teleconference is (719) 325-4923. A replay of the conference call will be available through Friday, November 11, 2016, by dialing (719) 457-0820 and entering the confirmation number, 3729867.

The Company will also provide an online simulcast and rebroadcast of its third quarter 2016 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Friday, November 4, 2016, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended.

* * * * *
Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the failure to satisfy conditions to completion of the transaction, including receipt of regulatory approvals, stockholder approval and a private letter ruling from the IRS; changes in the business or operating prospects of Remington; adverse litigation or regulatory developments; our success in implementing our business development plans of integrating Ashford’s and Remington’s business and realizing the expected benefits of the transaction; general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share amounts)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$79,602	$50,272
Restricted cash	10,091	5,684
Investments in securities	7,153	81,072
Prepaid expenses and other	945	1,909
Receivables	18	250
Due from Ashford Trust OP, net	6,246	5,856
Due from Ashford Prime OP, net	1,614	3,821
Total current assets	105,669	148,864
Investments in unconsolidated entities	500	3,335
Furniture, fixtures and equipment, net	10,834	6,550
Deferred tax assets	4,954	4,242
Other assets	4,000	4,000
Total assets	$125,957	$166,991
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$10,199	$10,447
Due to affiliates	1,398	782
Liabilities associated with investments in securities	—	983
Other liabilities	10,091	5,684
Total current liabilities	21,688	17,896
Accrued expenses	284	385
Deferred income	3,649	629
Deferred compensation plan	10,027	11,205
Total liabilities	35,648	30,115

Redeemable noncontrolling interests in Ashford LLC	215	240
Redeemable noncontrolling interests in subsidiary common stock	1,171	—

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,016,353 and 2,010,808 shares issued and 2,015,599 and 2,010,569 shares outstanding at September 30, 2016 and December 31, 2015, respectively	20	20
Additional paid-in capital	236,639	234,716
Accumulated deficit	(202,268)	(202,546)
Treasury stock, at cost, 754 shares and 239 shares at September 30, 2016 and December 31, 2015, respectively	(45)	(25)
Total stockholders’ equity of the Company	34,346	32,165
Noncontrolling interests in consolidated entities	54,577	104,471
Total equity	88,923	136,636
Total liabilities and equity	$125,957	$166,991

ASHFORD INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
REVENUE
Advisory services:
Base advisory fee	$10,679	$10,847	$32,176	$31,731
Incentive advisory fee	481	—	1,213	—
Reimbursable expenses	2,246	2,090	6,676	6,384
Non-cash stock/unit-based compensation	3,021	1,403	7,755	3,637
Other	111	156	279	351
Total revenue	16,538	14,496	48,099	42,103
EXPENSES
Salaries and benefits	7,191	1,952	21,882	14,278
Non-cash stock/unit-based compensation	5,773	4,772	16,524	15,877
Depreciation	271	(12)	815	516
General and administrative	3,438	6,507	11,717	14,929
Total operating expenses	16,673	13,219	50,938	45,600
OPERATING INCOME (LOSS)	(135)	1,277	(2,839)	(3,497)
Realized loss on investment in unconsolidated entity	—	—	(3,601)	—
Unrealized gain (loss) on investment in unconsolidated entity	—	(1,954)	2,141	(3,020)
Interest income	21	150	44	202
Dividend income	33	360	79	532
Unrealized gain (loss) on investments	287	(7,861)	1,182	(10,851)
Realized gain (loss) on investments	(728)	35	(7,071)	1,070
Other income (expense)	5	(125)	(144)	(135)
LOSS BEFORE INCOME TAXES	(517)	(8,118)	(10,209)	(15,699)
Income tax expense	(575)	(1,036)	(560)	(1,500)
NET LOSS	(1,092)	(9,154)	(10,769)	(17,199)
Loss from consolidated entities attributable to noncontrolling interests	486	9,208	6,852	13,323
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	(1)	—	6	10
Net loss attributable to redeemable noncontrolling interests in subsidiary common stock	322	—	788	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(285)	$54	$(3,123)	$(3,866)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(0.14)	$0.03	$(1.55)	$(1.95)
Weighted average common shares outstanding - basic	2,014	1,991	2,011	1,986
Diluted:
Net loss attributable to common stockholders	$(0.49)	$(2.26)	$(2.33)	$(4.70)
Weighted average common shares outstanding - diluted	2,262	2,202	2,188	2,198

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net loss	$(1,092)	$(9,154)	$(10,769)	$(17,199)
Loss from consolidated entities attributable to noncontrolling interests	486	9,208	6,852	13,323
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	(1)	—	6	10
Net loss attributable to redeemable noncontrolling interests in subsidiary common stock	322	—	788	—
Net income (loss) attributable to the company	(285)	54	(3,123)	(3,866)
Depreciation	267	(12)	802	516
Income tax expense	575	1,036	560	1,500
Realized and unrealized loss on investment in unconsolidated entity (net of noncontrolling interest)	—	1,172	1,328	1,812
Net income (loss) attributable to redeemable noncontrolling interests in Ashford LLC	1	—	(6)	(10)
EBITDA	558	2,250	(439)	(48)
Equity-based compensation	2,753	3,369	8,769	12,240
Market change in deferred compensation plan	(494)	(5,035)	(1,178)	(6,457)
Transaction costs	310	3,423	1,180	4,793
Software implementation costs	49	—	954	—
Dead deal costs	—	—	63	—
Realized and unrealized loss on derivatives	56	—	103	—
Adjusted EBITDA	$3,232	$4,007	$9,452	$10,528

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net loss	$(1,092)	$(9,154)	$(10,769)	$(17,199)
Loss from consolidated entities attributable to noncontrolling interests	486	9,208	6,852	13,323
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	(1)	—	6	10
Net loss attributable to redeemable noncontrolling interests in subsidiary common stock	322	—	788	—
Net income (loss) attributable to common stockholders	(285)	54	(3,123)	(3,866)
Depreciation	267	(12)	802	516
Net income (loss) attributable to redeemable noncontrolling interests in Ashford LLC	1	—	(6)	(10)
Equity-based compensation	2,753	3,369	8,769	12,240
Realized and unrealized loss on investment in unconsolidated entity (net of noncontrolling interest)	—	1,172	1,328	1,812
Market change in deferred compensation plan	(494)	(5,035)	(1,178)	(6,457)
Transaction costs	310	3,423	1,180	4,793
Software implementation costs	49	—	954	—
Dead deal costs	—	—	63	—
Realized and unrealized loss on derivatives	56	—	103	—
Adjusted net income	$2,657	$2,971	$8,892	$9,028
Adjusted net income per diluted share available to common stockholders	$1.17	$1.34	$3.91	$4.02
Weighted average diluted shares	2,277	2,209	2,276	2,248